EXHIBIT 10.14


      FORM OF NOTICE OF GRANT OF STOCK APPRECIATION RIGHT (SAR) AWARD

Name of Employee:

Name of Plan:            Amended and Restated Ashland Inc. Incentive Plan

Number of SAR's:

Grant Price Per SAR:

Date of SAR Grant:

Exercise Schedule:

Expiration Date:

ASHLAND INC ("Ashland") hereby confirms the grant of a Stock Appreciation Right ("SAR") award ("Award") to the above-named Employee ("Employee"). This Award entitles Employee to receive Ashland stock equal to the excess of the fair market value of Ashland Common Stock, par value $1.00 per share ("Common Stock") , as determined by the closing price of the Common Stock as reported on the Composite Tape of the New York Stock Exchange, on the date the SAR is exercised over the grant price of the Common Stock, with an aggregate value equal to the excess of the fair market value of one share of Common Stock over the exercise price specified in such SAR multiplied by the number of SARs of Common Stock covered by such SAW or portion thereof which is so surrendered. This Award is granted under, and is subject to, all the terms and conditions of the Plan. Copies of the Plan and related Prospectus are available for your review on FirstHand, Ashland's intranet site. If you would prefer to have a hard copy of either of these documents mailed to you, please contact Corporate Human Resources at (859) 357-2008.

Please acknowledge your receipt of this Notice of Grant, by signing, dating and returning the enclosed copy of this Notice of Grant to Kristie Ptasnik, Corporate Human Resources, LA-lN, on or before _________________, or the Award will become null and void

ASHLAND INC.


By:_____________________________

DATE:                                          EMPLOYEE:



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